Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 13, 2019, by and among Ocugen, Inc., a Delaware corporation, with headquarters located at 5 Great Valley Parkway, Suite #160, Malvern, Pennsylvania 19355 (“Ocugen”), Histogenics Corporation, a Delaware corporation, with headquarters located at One Marina Park Drive, Suite 900, Boston, MA 02210 (“Histogenics”), and the investors listed on the Schedule of Buyers attached hereto (each individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. Ocugen, Histogenics and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. Each Buyer wishes to purchase, and Ocugen wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Ocugen’s common stock, par value $0.001 per share (the “Ocugen Common Stock”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 4,574,272 shares of Ocugen Common Stock and shall collectively be referred to herein as the “Initial Common Shares”), and (ii) up to that aggregate number of shares of Ocugen Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be 4,574,272) (the “Additional Common Shares” and together with the Initial Common Shares, the “Common Shares”), which shall be issued in escrow to The Bank of New York Mellon, acting as escrow agent (the “Escrow Agent”) in accordance with those certain escrow agreements by and among each Buyer, on the one hand, and Ocugen, Histogenics and the Escrow Agent on the other hand, in the form attached hereto as Exhibit A (collectively, the “Securities Escrow Agreement”) and which shall be delivered from time to time to the Buyers pursuant to the terms and conditions set forth in this Agreement.

C. In addition, Histogenics hereby agrees to issue to each Buyer, upon the terms and conditions stated in this Agreement (i) warrants, in the form attached hereto as Exhibit B-1 (the “Series A Warrants”), representing the right to acquire up to two hundred (200%) percent of that number of shares of common stock, par value $0.01 per share (the “Histogenics Common Stock”), such Buyer is entitled to receive in exchange for the Common Shares issued pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv) (such shares issuable upon exercise of the Series A Warrants, collectively, the “Series A Warrant Shares”), (ii) warrants, in the form attached hereto as Exhibit B-2 (the “Series B Warrants”), representing the right to acquire shares of Histogenics Common Stock in accordance with its terms and conditions (such shares issuable upon exercise of the Series B Warrants, collectively, the “Series B Warrant Shares”) and (iii) warrants, in the form attached hereto as Exhibit B-3 (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”), representing the right to acquire shares of Histogenics Common Stock in accordance with its terms and conditions (such shares issuable upon exercise of the Series C Warrants, collectively, the “Series C Warrant Shares” and, together with the Series A Warrant Shares and the Series B Warrant Shares, the “Warrant Shares”).

D. Contemporaneously with the execution and delivery of this Agreement, the Buyers and Histogenics are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which Histogenics has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Common Shares (and, as applicable, the Exchange Shares issued in exchange therefor), the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, Ocugen, Histogenics and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Purchase of Initial Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, (x) Ocugen shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from Ocugen on the Closing Date (as defined below), the number of Initial Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) Ocugen shall issue in escrow in the name of the Escrow Agent 4,574,272 shares of Ocugen Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable as Additional Common Shares, in accordance with the terms hereof and the Securities Escrow Agreement (the “Closing”).

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by Ocugen, Histogenics and each Buyer after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Closing may also be undertaken remotely by electronic transfer of Closing documentation.

(c) Issuance of Warrants and Delivery of Additional Common Shares.

(i) Obligation to Issue Warrants. On the Warrant Closing Date (as defined below), and for no additional consideration, Histogenics shall issue to each Buyer (x) Series A Warrants to acquire up to two hundred (200%) percent of that number of shares of Histogenics Common Stock such Buyer has received or is entitled to receive in exchange for the Common Shares pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv), (y) Series B Warrants to acquire the Series B Warrant Shares in accordance with its terms and conditions and (z) Series C Warrants to acquire the Series C Warrant Shares in accordance with its terms and conditions (the “Warrant Closing”).

(ii) Obligation to Deliver Additional Common Shares. On the date that is two (2) Trading Days immediately after the Warrant Closing Date and/or if Section 1(c)(iv) prevents the delivery of Exchange Shares (as defined in Section 5(d)) issued in exchange of Additional Common Shares to a Buyer, and for no additional consideration, promptly but in any event within two (2) Trading Days of the delivery to Histogenics of a notice by such Buyer in the form attached hereto as Exhibit D setting forth such Buyer’s election to receive all or any portion of Exchange Shares issued in exchange of the Additional Common Shares such Buyer is entitled to pursuant to this Section 1(c)(ii) if not for Section 1(c)(iv) (a “Capacity Notice”) (the second (2nd) Trading Day after the Warrant Closing Date and each second (2nd) Trading Day immediately following the delivery to Histogenics of a Capacity Notice, an “Additional Exchange Shares Delivery Date”), subject to Section 1(c)(iv), Histogenics shall, without any additional consideration, cause the Escrow Agent to transfer from the escrow account governed by the Securities Escrow Agreement and deliver by crediting to such Buyer’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit / Withdrawal At Custodian system, the Additional Common Shares (once exchanged for the Exchange Shares as set forth herein) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof and including any securities, cash, rights or other property distributed with respect to such Additional Common Shares or in exchange for such Additional Common Shares), which such Exchange Shares issued in exchange of Additional Common Shares shall be equal to the number (if positive) obtained by subtracting (I) the number of Exchange Shares issued in exchange for the Initial Common Shares purchased by such Buyer on the Closing Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) from (II) the quotient determined by dividing (x) the aggregate Purchase Price (as defined below) paid by such Buyer on the Closing Date, by (y) eighty percent (80%) of the sum of the Weighted Average Prices (as defined in the Warrants) of the Histogenics Common Stock on each of the first three (3) Trading Days (as defined in the Warrants) immediately following the Closing Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period), divided by three (3). On the Warrant Closing Date (as defined below), each Investor Representative (as defined in the applicable Escrow Agreement), Ocugen and Histogenics shall instruct the Escrow Agent to release to Histogenics from the applicable escrow account governed by the Securities Escrow Agreement any Exchange Shares issued in exchange for Additional Common Shares to the extent that the Buyer(s) affiliated with such Investor Representative is not entitled to receive such Exchange Shares pursuant to this Section 1(c)(ii) without giving effect to the limitations under Section 1(c)(iv).

(iii) Mechanics of Delivery.

(1) General. Histogenics shall be responsible for all fees and expenses of its transfer agent (the “Transfer Agent”) and all fees and expenses with respect to the delivery of Exchange Shares issued in exchange of Additional Common Shares and transfer of such shares to each Buyer’s or its designee’s balance account with DTC, if any. Histogenics’ obligations to cause the Transfer Agent to deliver and transfer Exchange Shares issued in exchange of Additional Common Shares to the Buyers in accordance with the terms and subject to the conditions hereof and the Securities Escrow Agreement are absolute and unconditional, irrespective of any action or inaction by such Buyer to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Shares issued in exchange of Additional Common Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers. If Histogenics and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares issued in exchange of Additional Common Shares without restrictive legends or the removal of any such restrictive legends, Histogenics agrees to cause at its expense its legal counsel to issue any such legal opinions. Histogenics hereby acknowledges and agrees that the holding period of any Exchange Shares issued in exchange of Additional Common Shares delivered hereunder for purposes of Rule 144 shall be deemed to have commenced on the Closing Date. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(2) Histogenics’ Failure to Timely Deliver Securities. If Histogenics shall fail for any reason or for no reason to credit such Buyer’s or its designee’s balance account with DTC on the applicable Additional Exchange Shares Delivery Date for such number of Exchange Shares issued in exchange of shares of Histogenics Common Stock to which such Buyer is entitled under Section 1(c)(ii) (a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, Histogenics shall pay in cash to such Buyer on each day after such Additional Exchange Shares Delivery Date that Histogenics shall fail to credit such Buyer’s or its designee’s balance account with DTC for the number of shares of Histogenics Common Stock to which such Buyer is entitled pursuant to Histogenics’ obligation pursuant to clause (ii) below, an amount equal to 2.0% of the product of (A) the number of Exchange Shares not issued to such Buyer on or prior to the applicable Additional Exchange Shares Delivery Date and to which the Buyer is entitled, and (B) any trading price of the Histogenics Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the applicable Additional Exchange Shares Delivery Date and ending on the date Histogenics makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Histogenics Common Stock related to the applicable Delivery Failure, then, in addition to all other remedies available to such Buyer, Histogenics shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Histogenics Common Stock so purchased (the “Buy-In Price”), at which point Histogenics’ obligation to credit such Buyer’s or its designee’s balance account with DTC for such shares of Histogenics Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer’s or its designee’s balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Histogenics Common Stock, multiplied by (B) any trading price of the Histogenics Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the applicable Additional Exchange Shares Delivery Date and ending on the date of such delivery and payment under this Section 1(c)(iii)(2). Nothing shall limit any Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to Histogenics’ failure to timely electronically deliver shares of Histogenics Common Stock as required pursuant to the terms hereof.

(3) Charges, Taxes and Expenses. Issuance of the Additional Common Shares to the Escrow Agent and subsequent delivery of the Exchange Shares issued in exchange thereof to the Buyers shall be made without charge to the Buyers for any issue or transfer tax or other incidental expense in respect of such issuance and transfer, all of which taxes (other than the Buyers’ income taxes) and expenses shall be paid by Histogenics, and the Exchange Shares issued in exchange of such Additional Common Shares shall be delivered in the name of the respective Buyer or in such name or names as may be directed by the respective Buyer.

(4) Closing of Books. Neither Ocugen nor Histogenics will close its stockholder books or records in any manner which prevents the timely exercise of such Buyer’s rights with respect to the Exchange Shares issued in exchange of the Additional Common Shares.

(iv) Blocker. Notwithstanding anything to the contrary contained herein, Histogenics shall not deliver Exchange Shares issued in exchange of Additional Common Shares, and no Buyer shall have the right to receive Exchange Shares issued in exchange of Additional Common Shares, and any such delivery shall be null and void and treated as if never made, to the extent that after giving effect to such delivery, such Buyer together with its other Attribution Parties (as defined in the Warrants) would beneficially own in excess of such percentage corresponding to the checked box on such Buyer’s signature page attached hereto (the “Maximum Percentage”) of the number of shares of Histogenics Common Stock outstanding immediately after giving effect to such delivery. For purposes of the foregoing sentence, the aggregate number of shares of Histogenics Common Stock beneficially owned by such Buyer and the other Attribution Parties shall include the number of shares of Histogenics Common Stock held by such Buyer and all other Attribution Parties plus the number of Exchange Shares issued in exchange of Additional Common Shares delivered to such Buyer pursuant to Section 1(c) hereof with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Histogenics Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Buyer or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Histogenics beneficially owned by such Buyer or any of the other Attribution Parties (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 1(c)(iv), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Histogenics Common Stock that the Buyers may receive without exceeding the Maximum Percentage, the Buyers may rely on the number of outstanding shares of Histogenics Common Stock as reflected in (1)

Histogenics’ most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by Histogenics or (3) any other written notice by Histogenics or the Transfer Agent setting forth the number of shares of Histogenics Common Stock outstanding (the “Reported Outstanding Share Number”). If at any time Histogenics receives a Capacity Notice from such Buyer the actual number of outstanding shares of Histogenics Common Stock is less than the Reported Outstanding Share Number, Histogenics shall promptly notify the Buyers in writing of the number of shares of Histogenics Common Stock then outstanding and, to the extent that such Capacity Notice would otherwise cause a Buyer’s beneficial ownership, as determined pursuant to this Section 1(c)(iv), to exceed the Maximum Percentage, such Buyer must notify Histogenics of a reduced number of Exchange Shares issued in exchange of Additional Common Shares to be delivered pursuant to such Capacity Notice. For any reason at any time, upon the written or oral request of a Buyer, Histogenics shall within two (2) Business Days confirm orally and in writing or by electronic mail to such Buyer the number of shares of Histogenics Common Stock then outstanding. In any case, the number of outstanding shares of Histogenics Common Stock shall be determined after giving effect to the conversion or exercise of securities of Histogenics, including the Warrants held by each Buyer and the other Attribution Parties since the date as of which the Reported Outstanding Share Number was reported. In the event that the delivery of Exchange Shares issued in exchange of Additional Common Shares to such Buyer results in such Buyer and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Histogenics Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so delivered by which such Buyer’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Buyer shall not have the power to vote or to transfer the Excess Shares. If a Buyer’s right to receive Exchange Shares issued in exchange of Additional Common Shares is limited, in whole or in part, by this Section 1(c)(iv), all such Exchange Shares issued in exchange of Additional Common Shares that are so limited shall be held in abeyance for the benefit of such Buyer by the Escrow Agent until the earlier to occur of the fifth (5th) anniversary of the Closing Date and such time as such Buyer notifies Histogenics that its right thereto would not result in such Buyer exceeding the Maximum Percentage and Histogenics shall promptly but in any event within two (2) Trading Days after the delivery of such Capacity Notice deliver to such Buyer the Exchange Shares issued in exchange of such Additional Common Shares. Upon delivery of a written notice to Histogenics, each Buyer may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to Histogenics and (ii) any such increase or decrease will apply only to such Buyer and the other Attribution Parties and not to any of the other Buyers that is not an Attribution Party of such Buyer. For purposes of clarity, the Exchange Shares issued in exchange of the Additional Common Shares deliverable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Buyer for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(c)(iv) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(c)(iv) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor of such Buyer.

(d) Warrant Closing. The time of the Warrant Closing shall be 10:00 a.m., New York City time on the fifth (5th) Trading Day immediately following the Closing Date (the “Warrant Closing Date”), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The Warrant Closing may also be undertaken remotely by electronic transfer of Warrant Closing documentation.

(e) Purchase Price. The purchase price for the Common Shares and the related Warrants to be purchased by each Buyer pursuant to this Agreement shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (the “Purchase Price”). If a Buyer, or an affiliate of such Buyer, is also party to that certain Securities Purchase Agreement, dated May 21, 2019, by and between Ocugen and the buyers thereto (the “Notes Securities Purchase Agreement”), at such Buyer’s election and upon surrender of such Buyer’s, or such Buyer’s affiliate’s, Note (as defined below), the Purchase Price may be offset by such Outstanding Amount (as defined in the Note) due and payable by Ocugen to such Buyer, or such Buyer’s affiliate, on the Closing Date under a senior secured note (the “Note”) issued by Ocugen pursuant to the Notes Securities Purchase Agreement. Ocugen and each Buyer that is, or has an affiliate that is, a party to the Notes Securities Purchase Agreement, acknowledges and agrees that, effective immediately upon the Closing and the issuance of Initial Common Shares hereunder, and immediately prior to the consummation of the Merger (as defined below), pursuant to Section 1 of the Notes, the Note, if any, issued to such Buyer or such Buyer’s affiliates shall be deemed to have been repaid concurrently with the Closing, shall have no further force and effect and shall be deemed to be cancelled.

(f) Form of Payment. On the Closing Date, (i) each Buyer shall pay its respective Purchase Price (less, in the case of Hudson Bay Master Fund Ltd. (the “Negotiating Investor”), any amounts withheld pursuant to Section 5(h) and less, in the case of any electing Buyer as described in Section 1(e), any Outstanding Amount pursuant to such Buyer’s, or such Buyer’s affiliate, Note surrendered to Ocugen pursuant to Section 1(e)) to Ocugen for the Common Shares and the Warrants to be issued and sold to such Buyer pursuant to this Agreement by wire transfer of immediately available funds in accordance with Ocugen’s written wire instructions and (ii) Ocugen shall deliver to each Buyer the number of Initial Common Shares such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers. On the Warrant Closing Date, Histogenics shall deliver to each Buyer (x) a Series A Warrant pursuant to which such Buyer shall have the right to acquire such number of Series A Warrant Shares such Buyer is entitled to receive pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv), (y) a Series B Warrant pursuant to which such Buyer shall have the right to acquire Series B Warrant Shares in accordance with its terms and conditions and (z) a Series C Warrant pursuant to which such Buyer shall have the right to acquire such number of Series C Warrant Shares such Buyer is entitled to receive pursuant to this Agreement without giving effect to the limitations of Section 1(c)(iv), in each case duly executed on behalf of Histogenics and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself to each of Ocugen and Histogenics that:

(a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status; No Disqualification Events. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. To the extent such Buyer is a beneficial owner of 10% or more of Histogenics Common Stock as of the date hereof or as of the Closing Date, none of (i) such Buyer, (ii) any of such Buyer’s directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, or (iii) any beneficial owner of Ocugen’s or Histogenics’ voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Buyer is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to Ocugen and Histogenics.

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Ocugen and Histogenics are relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Ocugen and Histogenics and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of Ocugen and Histogenics. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on Ocugen’s and Histogenics’ representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Such Buyer acknowledges and agrees that neither the Placement Agent nor any Affiliate (as defined in Rule

144) of the Placement Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate has made or makes any representation as to Ocugen and Histogenics or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to Ocugen and Histogenics which such Buyer agrees need not be provided to it. In connection with the issuance of the Securities to such Buyer, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to such Buyer.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) subject to Section 1(c)(iii)(1) such Buyer shall have delivered to Histogenics an opinion of counsel, in a form reasonably acceptable to Histogenics, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides Histogenics with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither Histogenics nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, that the Common Shares will be exchanged on the Closing Date for shares of Histogenics Common Stock registered under the 1933 Act pursuant to a registration statement on Form S-4 to be filed by Histogenics with the SEC (as amended from time to time, the “Form S-4”). Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide Histogenics with any notice thereof or otherwise make any delivery to Histogenics pursuant to this Agreement or any other Transaction Document (as defined in Section 4(b)), including, without limitation, this Section 2(f).

(g) Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and the Warrants and, until such time as the exchange or resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or the Form S-4, as applicable, the stock certificates representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and Histogenics shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the 1933 Act or exchanged for other securities in a transaction registered under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, except as provided in Section 1(c)(iii)(1), such holder provides Histogenics with an opinion of counsel, in a form reasonably acceptable to Histogenics, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. Histogenics shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. If Histogenics shall fail for any reason or for no reason to issue to the holder of the Securities within two (2) Trading Days after the occurrence of any of (i) through (iii) above (the initial date of such occurrence, the “Legend Removal Date” and such failure, a “Legend Removal Failure”), a certificate without such legend to such holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, then, in addition to all other remedies available to such holder, Histogenics shall pay in cash to such holder on each day after the second Trading Day after the Legend Removal Date and during such Legend Removal Failure an amount equal to 2.0% of the product of (i) the number of shares represented by such certificate, and (ii) any trading price of the Histogenics Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date Histogenics makes the applicable cash payment, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) Histogenics Common Stock relating to the applicable Legend Removal Failure, then Histogenics shall, within two (2) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the Histogenics Common Stock so purchased (the “Legend Buy-In Price”), at which point the obligation of Histogenics to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Legend Buy-In Price over the product of (A) such number of shares of Histogenics Common Stock, times (B) any trading price of the Histogenics Common Stock selected by the holder in writing as in effect at any time during the period beginning on the applicable Legend Removal Date and ending on the date Histogenics makes the applicable cash payment. Histogenics shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. The holder of a Warrant shall not be required to deliver the original Warrant in order to effect an exercise thereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice (as defined in the Warrants) be required.

(h) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF OCUGEN.

Ocugen represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of Ocugen and its “Ocugen Subsidiaries” (which for purposes of this Agreement means any entity in which Ocugen, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of Ocugen and the Ocugen Subsidiaries are duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Ocugen Material Adverse Effect. As used in this Agreement, “Ocugen Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Ocugen and the Ocugen Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Ocugen Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Ocugen to perform any of its obligations under any of the Ocugen Transaction Documents (as defined below). Ocugen has no Ocugen Subsidiaries except as set forth in Schedule 3(a). The outstanding shares of capital stock of each of the Ocugen Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Ocugen or another Ocugen Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Ocugen Subsidiaries are outstanding.

(b) Authorization; Enforcement; Validity. Ocugen has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities Escrow Agreement, the SPA Lock-Up Agreements (as defined below) and each of the other agreements entered into by Ocugen in connection with the transactions contemplated by this Agreement (collectively, the “Ocugen Transaction Documents”) and to issue the Common Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Ocugen Transaction Documents by Ocugen and the consummation by Ocugen of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, have been duly authorized by Ocugen’s Board of Directors and (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), except as disclosed in Schedule 3(b), no further filing, consent or authorization is required by Ocugen, its Board of Directors or its stockholders. This Agreement and the other Ocugen Transaction Documents have been duly executed and delivered by Ocugen, and constitute the legal, valid and binding obligations of Ocugen, enforceable against Ocugen in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Common Shares. The issuance of the Common Shares is duly authorized and, upon issuance in accordance with the terms of the Ocugen Transaction Documents, the Common Shares shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Ocugen Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3 of this Agreement, the offer and issuance by Ocugen of the Common Shares is exempt from registration under the 1933 Act.

(d) No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Ocugen Transaction Documents by Ocugen and any of the Ocugen Subsidiaries and the consummation by Ocugen and any of the Ocugen Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the Ocugen Certificate of Incorporation (as defined below) or Ocugen Bylaws (as defined below) or other organizational documents of Ocugen or any of the Ocugen Subsidiaries, any capital stock of Ocugen or any of the Ocugen Subsidiaries or the articles of association or bylaws of Ocugen or any of the Ocugen Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Ocugen or any of the Ocugen Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws, rules and regulations) applicable to Ocugen or any of the Ocugen Subsidiaries or by which any property or asset of Ocugen or any of the Ocugen Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Ocugen Material Adverse Effect.

(e) Consents. Except as disclosed in Schedule 3(e), Ocugen is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing of a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Ocugen Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Ocugen is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date).

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. Ocugen acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Ocugen Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of Ocugen or any of the Ocugen Subsidiaries, (ii) an “affiliate” of Ocugen or any of the Ocugen Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of Ocugen, a “beneficial owner” of more than 10% of the Ocugen Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). Ocugen further acknowledges that no Buyer is acting as a financial advisor or fiduciary of Ocugen or any of the Ocugen Subsidiaries (or in any similar capacity) with respect to the Ocugen Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Ocugen Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. Ocugen further represents to each Buyer that Ocugen’s decision to enter into the Ocugen Transaction Documents has been based solely on the independent evaluation by Ocugen and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. Neither Ocugen, nor any of the Ocugen Subsidiaries or their affiliates, nor any officer, employee, director, stockholder, agent or other representative of Ocugen or the Ocugen Subsidiaries has made any offer to sell the Securities by means of any general solicitation or publication of any advertisement therefor. Ocugen shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Chardan Capital Markets LLC (the “Placement Agent”) in connection with the sale of the Securities. Ocugen shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Ocugen acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither Ocugen nor any of the Ocugen Subsidiaries has not engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of Ocugen, the Ocugen Subsidiaries, their affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of Ocugen for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Ocugen or Histogenics are listed or designated for quotation. None of Ocugen, the Ocugen Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Application of Takeover Protections; Rights Agreement. Ocugen and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Ocugen Certificate of Incorporation, Ocugen Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, Ocugen’s issuance of the Common Shares and any Buyer’s ownership of the Securities. Ocugen and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ocugen Common Stock or a change in control of Ocugen or any of the Ocugen Subsidiaries.

(j) S-4; Financial Statements. As of the dates of the filing of the Form S-4, including the filing on June 14, 2019 substantially in the form previously provided to the Buyers and any amendments thereto, the sections of the Form S-4 titled “Risk Factors—Risks Related to Ocugen,” “Risk Factors—Risks Related to Ocugen’s Intellectual Property,” “Ocugen Business,”

“Ocugen Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Principal Stockholders of Ocugen,” did not, and at the time the Form S-4 or such amendment thereto is filed with the SEC will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of each filing date of the Form S-4 or any amendment thereto, the financial statements of Ocugen included in the Form S-4 will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Ocugen and the Ocugen Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of Ocugen or Histogenics relating to Ocugen to any of the Buyers which is not included in the Form S-4 in the form previously provided to the Buyers (including, without limitation, information referred to in Section 2(d) of this Agreement or in the disclosure schedules to this Agreement) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k) Absence of Certain Changes. Except as disclosed in Schedule 3(k)(i), since December 31, 2018, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise), results of operations or prospects of Ocugen or the Ocugen Subsidiaries. Except as disclosed in Schedule 3(k)(ii), since December 31, 2018, neither Ocugen nor any of the Ocugen Subsidiaries have (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither Ocugen nor any of the Ocugen Subsidiaries have taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does Ocugen or any of the Ocugen Subsidiaries have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Ocugen and the Ocugen Subsidiaries, individually and on a consolidated basis, are not, after giving effect to the transactions contemplated hereby to occur at the Closing, Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l) No Undisclosed Events, Liabilities, Developments or Circumstances. At the Closing, no event, liability, development or circumstance shall have occurred or exist, or be contemplated to occur with respect to Ocugen, the Ocugen Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by Ocugen under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by Ocugen of Ocugen Common Stock and which has not been publicly announced.

(m) Conduct of Business; Regulatory Permits. Neither Ocugen nor any of the Ocugen Subsidiaries is in violation of any term of or in default under the Ocugen Certificate of Incorporation, any certificate of designations, preferences or rights of any outstanding series of preferred stock of Ocugen or any of the Ocugen Subsidiaries, the Ocugen Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither Ocugen nor any of the Ocugen Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Ocugen or any of the Ocugen Subsidiaries, and neither Ocugen nor any of the Ocugen Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Ocugen Material Adverse Effect. Ocugen and the Ocugen Subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Ocugen Material Adverse Effect, and neither Ocugen nor any such Ocugen Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Without limiting the generality of the foregoing, except as set forth in Schedule 3(m), Ocugen has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Histogenics Common Stock by the Nasdaq Capital Market (the “Principal Market”) in the foreseeable future.

(n) Foreign Corrupt Practices. Neither Ocugen nor any of the Ocugen Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of Ocugen or any of the Ocugen Subsidiaries has, in the course of its actions for, or on behalf of, Ocugen or any of the Ocugen Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o) Sarbanes-Oxley Act. Ocugen is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p) Transactions With Affiliates. Except as set forth in Schedule 3(p), none of the officers, directors or employees of Ocugen or any of the Ocugen Subsidiaries is presently a party to any transaction with Ocugen or any of the Ocugen Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Ocugen or any of the Ocugen Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof, the authorized capital stock of Ocugen consists of 20,000,000 shares of Ocugen Common Stock, of which as of the date hereof, 13,024,138 are issued and outstanding, 1,632,000 shares are reserved for issuance pursuant to Ocugen’s stock option and purchase plans and 1,814,811 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into Ocugen Common Stock. No shares are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) Except as disclosed in Schedule 3(q)(i), hereto, none of Ocugen’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Ocugen; (ii) except as disclosed in Schedule 3(q)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Ocugen, or contracts, commitments, understandings or arrangements by which Ocugen is or may become bound to issue additional capital stock of the Ocugen or any of the Ocugen Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Ocugen or any of the Ocugen Subsidiaries; (iii) except as disclosed in Schedule 3(q)(iii), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Ocugen or any of the Ocugen Subsidiaries or by which Ocugen or any of the Ocugen Subsidiaries is or may become bound; (iv) except as disclosed in Schedule 3(q)(iv), there are no financing statements securing obligations in any amounts filed in connection with Ocugen or any of the Ocugen Subsidiaries; (v), except as disclosed in Schedule 3(q)(v), there are no agreements or arrangements under which Ocugen or any of the Ocugen Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(q)(vi), there are no outstanding securities or instruments of Ocugen or any of the Ocugen Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Ocugen is or may become bound to redeem a security of Ocugen or any of the Ocugen Subsidiaries; (vii) except as disclosed in Schedule 3(q)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) except as disclosed in Schedule 3(q)(viii), Ocugen has no stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) except as disclosed in Schedule 3(q)(ix), Ocugen or any of the Ocugen Subsidiaries have no liabilities or obligations, other than those incurred in the ordinary course of Ocugen’s or any of the Ocugen Subsidiary’s respective businesses and which, individually or in the aggregate, do not or could not have a Ocugen Material Adverse Effect. True, correct and complete copies of Ocugen’s certificate of incorporation, as amended and as in effect on the date hereof (the “Ocugen Certificate of Incorporation”), and Ocugen’s bylaws, as in effect on the date hereof (the “Ocugen Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Ocugen Common Stock and the material rights of the holders thereof in respect thereto shall be provided to the Buyers on the Closing Date.

(r) Indebtedness and Other Contracts. Neither Ocugen nor or any of the Ocugen Subsidiaries, (i) except as disclosed in Schedule 3(r)(i), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in Schedule 3(r)(ii), is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Ocugen Material Adverse Effect, (iii) except as disclosed in Schedule 3(r)(iii), is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Ocugen Material Adverse Effect, or (iv) except as disclosed in Schedule 3(r)(iv), is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Ocugen’s officers, has or is expected to have a Ocugen Material Adverse Effect. Schedule 3(r) provides a detailed description of the material terms of such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Ocugen, threatened against or affecting Ocugen or any of the Ocugen Subsidiaries, the Ocugen Common Stock or any of the Ocugen Subsidiary’s capital stock or any of Ocugen’s or any of the Ocugen Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(s). The matters set forth in Schedule 3(s) would not reasonably be expected to have a Ocugen Material Adverse Effect.

(t) Insurance. Ocugen and each of the Ocugen Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Ocugen believes to be prudent and customary in the businesses in which Ocugen and the Ocugen Subsidiaries are engaged. Neither Ocugen nor any of the Ocugen Subsidiaries has been refused any insurance coverage sought or applied for and neither Ocugen nor any of the Ocugen Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Ocugen Material Adverse Effect.

(u) Employee Relations. Neither Ocugen nor any of the Ocugen Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Ocugen and the Ocugen Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of Ocugen or any of the Ocugen Subsidiaries has notified Ocugen or any such Ocugen Subsidiary that such officer intends to leave Ocugen or any such Ocugen Subsidiary or otherwise terminate such officer’s employment with Ocugen or any such Ocugen Subsidiary. No executive officer or other key employee of Ocugen or any of the Ocugen Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject Ocugen or any of the Ocugen Subsidiaries to any liability with respect to any of the foregoing matters. Ocugen and the Ocugen Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Ocugen Material Adverse Effect.

(v) Title. Ocugen and the Ocugen Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of Ocugen and the Ocugen Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Ocugen and any of the Ocugen Subsidiaries. Any real property and facilities held under lease by Ocugen and any of the Ocugen Subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Ocugen and the Ocugen Subsidiaries.

(w) Intellectual Property Rights. Ocugen and the Ocugen Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted. Each license, patent or patent application wholly-owned by Ocugen or any of the Ocugen Subsidiaries and each material license, patent or patent application partially-owned by Ocugen or any of the Ocugen Subsidiaries is listed on Schedule 3(w)(i). Except as set forth in Schedule 3(w)(ii), none of Ocugen’s Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. Ocugen has no knowledge of any infringement by Ocugen or the Ocugen Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of Ocugen or any of the Ocugen Subsidiaries, being threatened, against Ocugen or any of the Ocugen Subsidiaries regarding its Intellectual Property Rights. Neither Ocugen nor any of the Ocugen Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Ocugen and the Ocugen Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights that have been developed by Ocugen and the Ocugen Subsidiaries.

(x) Environmental Laws. Ocugen and the Ocugen Subsidiaries (A) are in compliance with all Environmental Laws (as defined below), (B) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Ocugen Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y) Subsidiary Rights. Ocugen or one of the Ocugen Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of the Ocugen Subsidiaries as owned by Ocugen or such Ocugen Subsidiary.

(z) Tax Status. Ocugen and each of the Ocugen Subsidiaries (i) has timely filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Ocugen know of no basis for any such claim.

(aa) Internal Accounting. Ocugen and each of the Ocugen Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved and applicable law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in Schedule 3(aa), during the twelve months prior to the date hereof neither Ocugen nor any of the Ocugen Subsidiaries has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of Ocugen or any of the Ocugen Subsidiaries.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Ocugen and an unconsolidated or other off balance sheet entity that would be reasonably likely to have a Ocugen Material Adverse Effect.

(cc) Investment Company Status. Ocugen is not, and upon consummation of the sale of the Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd) Acknowledgement Regarding Buyers’ Trading Activity. Ocugen acknowledges and agrees that (i) none of the Buyers has been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of Ocugen or Histogenics, or “derivative” securities based on securities issued by Ocugen or Histogenics or to hold the Securities for any specified term; (ii) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Ocugen Common Stock or Histogenics Common Stock and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. Ocugen further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in Ocugen and/or Histogenics both at and after the time the hedging and/or trading activities are being conducted. Ocugen acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(ee) Manipulation of Price. Ocugen has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of Ocugen or Histogenics to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Ocugen or Histogenics.

(ff) U.S. Real Property Holding Corporation. Ocugen is not, and has never been, and so long as any of the Securities are held by any of the Buyers, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and Ocugen shall so certify upon any Buyer’s request.

(gg) Transfer Taxes. On the Closing Date, all stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by Ocugen, and all laws imposing such taxes will be or will have been complied with.

(hh) Bank Holding Company Act. Neither Ocugen nor any of the Ocugen Subsidiaries or their affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither Ocugen nor any of the Ocugen Subsidiaries or their affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither Ocugen nor any of the Ocugen Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii) Shell Company Status. Ocugen is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(jj) Compliance with Anti-Money Laundering Laws. The operations of Ocugen and the Ocugen Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Ocugen or any of the Ocugen Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Ocugen, threatened.

(kk) No Conflicts with Sanctions Laws. Neither Ocugen nor any of the Ocugen Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Ocugen or any of the Ocugen Subsidiaries or any of their affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither Ocugen, nor any of the Ocugen Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Ocugen, any of the Ocugen Subsidiaries or their affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); Ocugen maintains in effect and enforces policies and procedures designed to ensure compliance by Ocugen and the Ocugen Subsidiaries with applicable Sanctions Laws; neither Ocugen, nor any of the Ocugen Subsidiaries, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Ocugen or any of the Ocugen Subsidiaries or their affiliates, acting in any capacity in connection with the operations of Ocugen or the Ocugen Subsidiaries, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of Ocugen or the Ocugen Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Ocugen Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Ocugen Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Ocugen Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past two (2) years, Ocugen and the Ocugen Subsidiaries has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(ll) Anti-Bribery. Ocugen and the Ocugen Subsidiaries have not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed. Neither Ocugen, nor any of the Ocugen Subsidiaries, any of their affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of Ocugen, the Ocugen Subsidiaries or any of their affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which Ocugen or the Ocugen Subsidiaries does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which Ocugen or the Ocugen Subsidiaries operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; Ocugen and the Ocugen Subsidiaries have instituted and have maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of Ocugen, nor the Ocugen Subsidiaries or any of their affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by Ocugen, the Ocugen Subsidiaries or their affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(mm) No Additional Agreements. Neither Ocugen nor any of the Ocugen Subsidiaries have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Ocugen Transaction Documents other than as specified in the Ocugen Transaction Documents.

(nn) Disclosure. Except for discussions specifically regarding the offer and sale of the Securities, Ocugen confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Ocugen or Histogenics, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. Ocugen understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of Ocugen and Histogenics. All disclosure provided to the Buyers regarding Ocugen or any of the Ocugen Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of Ocugen is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of Ocugen to you pursuant to or in connection with this Agreement and the other Ocugen Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by Ocugen or any of the Ocugen Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to Ocugen or any of the Ocugen Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by Ocugen but which has not been so publicly disclosed. Ocugen acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(oo) Stock Option Plans. Each stock option granted by Ocugen was granted (i) in accordance with the terms of the applicable Ocugen stock option plan and (ii) with an exercise price at least equal to the fair market value of the Ocugen Common Stock on the date such stock option would be considered granted under GAAP, consistently applied during the periods involved and applicable law. No stock option granted under Ocugen’s stock option plan has been backdated. Ocugen has not knowingly granted, and there is no and has been no Ocugen policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding Ocugen or the Ocugen Subsidiaries or their financial results or prospects.

(pp) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by Ocugen to arise, between Ocugen and the accountants and lawyers formerly or presently employed by Ocugen and Ocugen is current with respect to any fees owed to its accountants and lawyers which could affect Ocugen’s ability to perform any of its obligations under any of the Ocugen Transaction Documents.

(qq) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of Ocugen, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Ocugen participating in the offering hereunder, any beneficial owner of 20% or more of Ocugen’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Ocugen in any capacity at the time of sale (each, an “Ocugen Covered Person” and, together, “Ocugen Covered Persons”) has been, and will not be, disqualified from relying on the exemptions from registration available under Rule 506 of Regulation D promulgated by the SEC pursuant to the “Bad Actor” disqualification set forth in Rule 506(d) thereof (a ”Disqualification Event”) and is not required to furnish information to the Buyers pursuant to Rule 506(e) of Regulation D.

(rr) Other Covered Persons. Ocugen is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ss) Notice of Disqualification Events. Ocugen will notify the Buyers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Ocugen Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Ocugen Covered Person.

(tt) Dilutive Effect. Ocugen understands and acknowledges that the number of Additional Common Shares issuable pursuant to Section 1(c)(ii) and the number of Warrant Shares issuable pursuant to the terms of the Warrants will increase in certain circumstances. Ocugen further acknowledges that its obligation to issue Additional Common Shares pursuant to this Agreement and the obligation of Histogenics to issue Warrant Shares pursuant to the terms of the Warrants in accordance with this Agreement and with the Warrants are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of Ocugen or Histogenics.

4. REPRESENTATIONS AND WARRANTIES OF HISTOGENICS.

Histogenics represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date and as of the Warrant Closing Date:

(a) Organization and Qualification. Each of Histogenics and each of its “Histogenics Subsidiaries” (which for purposes of this Agreement means any entity in which Histogenics, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing (to the extent such legal concept exists) under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of Histogenics and each of the Histogenics Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (to the extent such legal concept exists) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have an Histogenics Material Adverse Effect. As used in this Agreement, “Histogenics Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of Histogenics and the Histogenics Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Histogenics Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of Histogenics to perform any of its obligations under any of the Histogenics Transaction Documents (as defined below).

Histogenics has no Histogenics Subsidiaries except as set forth in Schedule 4(a). The outstanding shares of capital stock of each of the Histogenics Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Histogenics or another Histogenics Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Histogenics Subsidiaries are outstanding.

(b) Authorization; Enforcement; Validity. As of (i) the date hereof, subject to the approval of Histogenics stockholders for the transactions contemplated by the Merger Agreement and the Histogenics Transaction Documents (collectively, the “Histogenics Required Stockholder Approvals”), and (ii) the Closing Date, Histogenics has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement, the Securities Escrow Agreement, the SPA Lock-Up Agreements, the Irrevocable Transfer Agent Instructions (as defined in Section 6(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Histogenics Transaction Documents” and, together with the Ocugen Transaction Documents, the “Transaction Documents”) and to issue the Warrants and the Warrant Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Histogenics Transaction Documents Histogenics and the consummation by Histogenics of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by Histogenics’ Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by Histogenics, its Board of Directors or its stockholders (other than, as of the date hereof, the Histogenics Required Stockholder Approvals). This Agreement and the other Histogenics Transaction Documents have been duly executed and delivered by Histogenics, and constitute the legal, valid and binding obligations of Histogenics, enforceable against Histogenics in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Securities. The issuance of the Warrants are duly authorized and, upon issuance in accordance with the terms of the Histogenics Transaction Documents, as of (i) the date hereof, subject to the Histogenics Required Stockholder Approvals, and (ii) the Closing Date, the Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Histogenics Common Stock shall have been duly authorized and reserved for issuance which equals the sum of (i) a number of shares of Histogenics Common Stock issued and issuable pursuant to the Series A Warrants and Series C Warrants equal to 300% of the sum of (x) the number of Exchange Shares to be issued in exchange of Initial Common Shares (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) and (y) the number of Exchange Shares to be issued in exchange of Additional Common Shares delivered or deliverable to the Buyer without giving effect to any limitation on delivery to the Buyer pursuant to Section 1(c)(iv) of this Agreement (the “Additional Vested Common Shares”) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the applicable date the Additional Vested Common Shares are delivered), delivered or deliverable to the Buyers pursuant to Section 1(c)(ii) and (ii) a number of shares of Histogenics Common Stock issued and issuable pursuant to the Series B Warrants equal to 300% of the sum of (x) the number of Initial Common Shares (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof) and (y) the number of Additional Vested Common Shares (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the applicable date the Additional Vested Common Shares are delivered), delivered or deliverable to the Buyers pursuant to Section 1(c)(ii), each without giving effect to any limitation on exercise set forth in the Warrants (the “Required Reserve Amount”) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof). Upon exercise of the Warrants in accordance with the Warrants, the Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof other than encumbrances arising under securities laws, with the holders being entitled to all rights accorded to a holder of Histogenics Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 and Section 3 of this Agreement, the offer and issuance by Histogenics of the Warrants and the Warrant Shares is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Histogenics Transaction Documents by Histogenics and the consummation by Histogenics of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) as of (x) the date hereof, subject to the Histogenics Required Stockholder Approvals, and (y) as of the Closing Date, result in a violation of the Histogenics Certificate of Incorporation (as defined below) or the Histogenics Bylaws (as defined below) or other organizational documents of Histogenics or any of the Histogenics Subsidiaries, any capital stock of Histogenics or any of the Histogenics Subsidiaries or the articles of association or bylaws of Histogenics or any of the Histogenics Subsidiaries or (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Histogenics or any of the Histogenics Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and, as of (a) the date hereof, subject to the Histogenics Required Stockholder Approvals, and (b) as of the Closing Date, regulations of the Principal Market and including all applicable foreign, federal, state laws, rules and regulations) applicable to Histogenics or any of the Histogenics Subsidiaries or by which any property or asset of Histogenics or any of the Histogenics Subsidiaries is bound or affected; except, in the case of clauses (ii) and (iii) above, as would not have or reasonably be expected to result in a Histogenics Material Adverse Effect.

(e) Consents. Except as disclosed in Schedule 4(e), other than from (i) Ocugen pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, among Histogenics, Restore Merger Sub, Inc. and Ocugen (as such may be amended, supplemented or modified from time to time by the parties thereto, the “Merger Agreement”), (ii) approval of The Nasdaq Stock Market LLC to list additional shares on the Principal Market and (iii) the Histogenics Required Stockholder Approvals (in each case, as of the date hereof), Histogenics is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies or the filing of an amended and restated certificate of incorporation following receipt of the Histogenics Required Stockholder Approvals), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Histogenics Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which Histogenics is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of filings detailed above, will be made timely after the Closing Date), and Histogenics has not received written notice from any governmental entity which would reasonably be expected to prevent Histogenics from obtaining or effecting any of the registration, application or filings contemplated by the Histogenics Transaction Documents. As of (i) the date hereof, subject to the Histogenics Required Stockholder Approvals, and (ii) the Closing Date, the issuance by Histogenics of the Warrants and Warrant Shares shall not have the effect of delisting or suspending the Histogenics Common Stock from the Principal Market.

(f) No General Solicitation. Neither Histogenics, nor any of the Histogenics Subsidiaries or affiliates, nor any officer, employee, director, stockholder, agent or other representative of Histogencis or the Histogencis Subsidiaries has made any offer to sell the Securities by means of any general solicitation or publication of any advertisement therefor.

(g) No Integrated Offering. Subject to the representations and warranties of the Buyers and Ocugen as set forth in Sections 2 and 3, respectively, none of Histogenics, the Histogenics Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of Histogenics for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Histogenics are listed or designated for quotation. None of Histogenics, the Histogenics Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act (other than pursuant to the Registration Rights Agreement) or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(h) Application of Takeover Protections; Rights Agreement. Histogenics and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Histogenics Certificate of Incorporation, Histogenics Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, Histogenics’ issuance of the Securities and any Buyer’s ownership of the Securities. Histogenics has no stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Histogenics Common Stock or a change in control of Histogenics or any of the Histogenics Subsidiaries.

(i) Sarbanes-Oxley Act. Histogenics is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. From the time of the initial filing of Histogenics’ registration statement on Form S-1 with the SEC, Histogenics has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012.

(j) Equity Capitalization. As of March 31, 2019, the authorized capital stock of Histogenics consists of (i) 100,000,000 shares of Histogenics Common Stock, of which as of the date hereof, 94,599,601 are issued and outstanding, 4,059,779 shares are reserved for issuance pursuant to Histogenics’ stock option and purchase plans, of which 1,803,167 shares are subject to outstanding Histogenics options granted under the Histogenics stock plans and no shares are subject to outstanding Histogenics restricted stock units, and no shares are reserved for issuance pursuant to securities (other than the aforementioned options, Series A Convertible Preferred Stock and Warrants) exercisable or exchangeable for, or convertible into, Histogenics Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 400.491 shares have been designated Series A Convertible Preferred Stock and have been issued and are outstanding as of the date hereof and 177,996 shares of Histogenics Common Stock were reserved for future issuance upon the conversion of such outstanding shares of Series A Convertible Preferred Stock. No shares of Histogenics Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. (i) None of Histogenics’ or any Histogenics Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Histogenics or any Histogenics Subsidiary; (ii) except as disclosed in Schedule 4(j)(ii), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Histogenics or any of the Histogenics Subsidiaries, or contracts, commitments, understandings or arrangements by which Histogenics or any of the Histogenics Subsidiaries is or may become bound to issue additional capital stock of Histogenics or any of the Histogenics Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of Histogenics or any of the Histogenics Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Histogenics or any of the Histogenics Subsidiaries or by which Histogenics or any of the Histogenics Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with Histogenics or any of the Histogenics Subsidiaries; (v) except as disclosed in Schedule 4(j)(v), there are no agreements or arrangements (other than pursuant to the Registration Rights Agreement) under which Histogenics or any of the Histogenics Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 4(j)(vi), there are no outstanding securities or instruments of Histogenics or any of the Histogenics Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Histogenics or any of the Histogenics Subsidiaries is or may become bound to redeem a security of Histogenics or any of the Histogenics Subsidiaries; (vii) except as disclosed in Schedule 4(j)(vii), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither Histogenics nor any Histogenics Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither Histogenics nor any of the Histogenics Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents (as defined below) which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of Histogenics’ or the Histogenics Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not reasonably be expected to have a Histogenics Material Adverse Effect. True, correct and complete copies of Histogenics’ certificate of incorporation, as amended and as in effect on the date hereof (the “Histogenics Certificate of Incorporation”), and Histogenics’ bylaws, as amended and as in effect on the date hereof (the “Histogenics Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Histogenics Common Stock and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents. The term “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.)

(k) Tax Status. Histogenics and each of the Histogenics Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the knowledge of Histogenics and the Histogenics Subsidiaries there is no basis for any such claim.

(l) Investment Company Status. Neither Histogenics nor any of the Histogenics Subsidiaries is, and upon consummation of the sale of the Securities, and for so long as any Buyer holds any Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(m) Registration Rights. Except as set forth on Schedule 4(m), other than each of the Buyers, no Person has any right to cause Histogenics or any Histogenics Subsidiary to effect the registration under the 1933 Act of any securities of Histogenics or any Histogenics Subsidiary.

(n) Manipulation of Price. Except as set forth on Schedule 4(n), Histogenics has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that would reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of Histogenics to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Histogenics.

(o) U.S. Real Property Holding Corporation. Neither Histogenics nor any of the Histogenics Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and Histogenics and each Histogenics Subsidiary shall so certify upon any Buyer’s request.

(p) Eligibility for Registration. Histogenics is eligible to register the Warrant Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

(q) Transfer Taxes. On the Closing Date, all stamp or documentary taxes or any other excise or property taxes, charges or similar levies (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by Histogenics, and all laws imposing such taxes will be or will have been complied with.

(r) Bank Holding Company Act. Neither Histogenics nor any of the Histogenics Subsidiaries or affiliates is subject to BHCA and to regulation by the Board of Governors of the Federal Reserve. Neither Histogenics nor any of the Histogenics Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither Histogenics nor any of the Histogenics Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(s) Shell Company Status. Histogenics is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(t) Compliance with Anti-Money Laundering Laws. The operations of Histogenics and the Histogenics Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Histogenics or any of the Histogenics Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Histogenics, threatened.

(u) No Conflicts with Sanctions Laws. Neither Histogenics nor any of the Histogenics Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Histogenics or any of the Histogenics Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Sanctions Laws; neither Histogenics, any of Histogenics Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Histogenics or any of the Histogenics Subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, a Sanctioned Country); Histogenics maintains in effect and enforces policies and procedures reasonably designed to ensure compliance by Histogenics and the Histogenics Subsidiaries with applicable Sanctions Laws; neither Histogenics, any of the Histogenics Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of Histogenics or any of the Histogenics Subsidiaries or affiliates, acting in any capacity in connection with the operations of Histogenics, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of Histogenics or any of the Histogenics Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Histogenics Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Histogenics Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Histogenics Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Histogenics Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five (5) years, Histogenics and the Histogenics Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(v) Anti-Bribery. Neither Histogenics nor any of the Histogenics Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed. Neither Histogenics, nor any of the Histogenics Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of Histogenics, or any of the Histogenics Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which Histogenics or the Histogenics Subsidiaries does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the FCPA, the U.K. Bribery Act 2010, or the Anti-Bribery Laws, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; Histogenics and each of its respective Histogenics Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of Histogenics, nor any of the Histogenics Subsidiaries or affiliates will directly or indirectly use the proceeds of the convertible securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by Histogenics, the Histogenics Subsidiaries or affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(w) No Disqualification Events. With respect to Regulation D Securities to be offered and sold hereunder, none of Histogenics, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Histogenics participating in the offering hereunder, any beneficial owner of 20% or more of Histogenics’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Histogenics in any capacity at the time of sale (each, an “Histogenics Covered Person” and, together, “Histogenics Covered Persons”) has been, and will not be, subject to a Disqualification Event and is not required to furnish information to the Buyers pursuant to Rule 506(e) of Regulation D.

(x) Other Covered Persons. To the knowledge of Histogenics, no Person engaged by Histogenics (other than the Placement Agent) has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(y) Business Operations; Assets. After consummation of the transactions contemplated by that certain Asset Purchase Agreement, dated as of May 8, 2019, by and between Medavate Corp., a Colorado corporation, and Histogenics (the “Medavate Asset Sale”), other than the ownership of Ocugen and its related operations assets, contracts, agreements, liabilities and commitments, Histogenics shall have no material operations, hold any material assets, be a party to any material contracts, agreements, or instruments of any kind, or have any other material rights, obligations, liabilities, or commitments of any type whatsoever. Histogenics anticipates receiving proceeds of approximately $6,500,000 in connection with the consummation of the Medavate Asset Sale.

5. COVENANTS.

(a) Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b) Form D and Blue Sky. Each of Ocugen and Histogenics agrees to file a Form D with respect to the Common Shares and Warrants, respectively, as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. Each of Ocugen and Histogenics shall, on or before the Closing Date, take such action as it shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing and the Warrant Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Each of Ocugen and Histogenics shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Warrant Shares and none of the Warrants are outstanding (the “Reporting Period”), Histogenics shall use its commercially reasonable efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and Histogenics shall not terminate its status as an issuer required to file reports under the 1934 Act unless the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and Histogenics shall take all actions reasonably necessary to maintain its eligibility to register the Warrant Shares for resale by the Investors on Form S-3 or, if it is ineligible to use Form S-3, on Form S-1.

(d) Exchange of Shares.

(i) Immediately following the issuance of the Common Shares on the Closing Date, the Common Shares shall be exchanged for shares of Histogenics Common Stock (the “Exchange Shares”) on the terms described in the Merger Agreement. Such Exchange Shares shall be delivered to each Buyer by crediting to such Buyer’s or its designee’s balance account within (i) with respect to the Exchange Shares being issued in exchange of the Initial Common Shares, two (2) Trading Days following the Closing Date and (ii) with respect to the Exchange Shares being issued in exchange of any Additional Common Shares, on the applicable Additional

Exchange Shares Delivery Date. Notwithstanding anything to the contrary contained herein, in no event will any Exchange Shares be delivered with any restrictive legends or any restrictions or limitations on resale by the Buyers. If Histogenics and/or the Transfer Agent requires any legal opinions with respect to the delivery of any Exchange Shares without restrictive legends or the removal of any such restrictive legends, Histogenics agrees to cause at its expense its legal counsel to issue any such legal opinions.

(ii) If Histogenics shall fail for any reason or for no reason to credit such Buyer’s or its designee’s balance account with DTC within two (2) Trading Days following the Closing Date (the “Merger Delivery Date”) the applicable Exchange Shares with respect to the Initial Common Shares to which such Buyer is entitled hereunder (a “Merger Delivery Failure”), then, in addition to all other remedies available to such Buyer, Histogenics shall pay in cash to such Buyer on each day after such Merger Delivery Date that Histogenics shall fail to credit such Buyer’s or its designee’s balance account with DTC for the number of shares of Histogenics Common Stock to which such Buyer is entitled pursuant to the exchange of the Initial Common Shares for Histogenics Common Stock pursuant to the Merger, an amount equal to 2.0% of the product of (A) the number of Exchange Shares with respect to the Initial Common Shares not delivered to such Buyer on or prior to the Merger Delivery Date and to which the Buyer is entitled, and (B) any trading price of the Histogenics Common Stock selected by the Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date Histogenics makes the applicable cash payment, and if on or after such Trading Day such Buyer (or any Person in respect of, or on behalf, of such Buyer) purchases (in an open market transaction or otherwise) shares of Histogenics Common Stock related to the applicable Merger Delivery Failure, then, in addition to all other remedies available to such Buyer, Histogenics shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Histogenics Common Stock so purchased (the “Merger Buy-In Price”), at which point Histogenics’ obligation to credit such Buyer’s or its designee’s balance account with DTC for such shares of Histogenics Common Stock shall terminate, or (ii) promptly honor its obligation to credit such Buyer’s or its designee’s balance account with DTC and pay cash to such Buyer in an amount equal to the excess (if any) of the Merger Buy-In Price over the product of (A) such number of shares of Histogenics Common Stock, multiplied by (B) any trading price of the Histogenics Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the Merger Delivery Date and ending on the date of such delivery and payment under this Section 5(d)(ii). Nothing shall limit any Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to Histogenics’ failure to timely electronically deliver shares of Histogenics Common Stock as required pursuant to the terms hereof.

(e) Use of Proceeds. Ocugen shall use the proceeds from the sale of the Securities for working capital and general corporate purposes, which shall not include the payment of any outstanding Indebtedness, other than the Notes issued pursuant to that certain Notes Securities Purchase Agreement.

(f) Financial Information. Histogenics agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following have been widely disseminated by wire service or in one or more newspapers of general circulation, on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by Histogenics, and (iii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the stockholders of Histogenics generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) Listing. During the Reporting Period, Histogenics shall promptly secure the listing of all of the Exchange Shares and Registrable Securities on the Principal Market and shall maintain such listing of all Exchange Shares and Registrable Securities from time to time issuable under the terms of the Transaction Documents. Histogenics shall maintain the authorization for quotation of the Histogenics Common Stock on the Principal Market or any other Eligible Market (as defined in the Warrants). During the Reporting Period, neither Histogenics nor any of the Histogenics Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Histogenics Common Stock on the Principal Market. Histogenics shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

(h) Fees. Ocugen shall reimburse the Negotiating Investor (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all actual, reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its Purchase Price at the Closing to the extent not previously reimbursed or advanced by Ocugen. Ocugen shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and the Escrow Agent. Ocugen shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i) Pledge of Securities. Each of Ocugen and Histogenics acknowledges and agrees that the Securities (excluding Securities held in escrow pursuant to the Securities Escrow Agreement) may be pledged by an Investor, at the Investor’s sole cost and expense, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide Histogenics with any notice thereof or otherwise make any delivery to Histogenics pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. Histogenics hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor, at the Investor’s sole cost and expense.

(j) Disclosure of Transactions and Other Material Information. On or before the Disclosure Time (as defined below), Histogenics shall file a Current Report on Form 8-K or Form S-4 describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Warrants, the Registration Rights Agreement and the Securities Escrow Agreement as exhibits to such filing (including all attachments), the “8-K Filing”). From and after the filing of the 8-K Filing, no Buyer shall be in possession of any material, non-public information received from Ocugen, Histogenics, any of the Ocugen Subsidiaries or Histogenics Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, each of Ocugen and Histogenics acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Ocugen, Histogenics, any of the Ocugen Subsidiaries or Histogenics Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate and be of no further force or effect. Each of Ocugen and Histogenics shall not, and shall cause each of the Ocugen Subsidiaries and Histogenics Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, non-public information regarding Ocugen, Histogenics or any of the Ocugen Subsidiaries or Histogenics Subsidiaries from and after the date hereof without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, non-public information regarding Ocugen, Histogenics or any of the Ocugen Subsidiaries or Histogenics Subsidiaries from Ocugen, Histogenics, any of the Ocugen Subsidiaries or Histogenics Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide Histogenics with written notice thereof. Histogenics shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, non-public information. In the event of a breach of the foregoing covenant by Ocugen, Histogenics, any of the Ocugen Subsidiaries or Histogenics Subsidiaries, or any of their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by Ocugen, Histogenics, the Ocugen Subsidiaries, the Histogenics Subsidiaries, or any of their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to Ocugen, Histogenics, the Ocugen Subsidiaries, the Histogenics Subsidiaries, or any of

its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent that Ocugen or Histogenics delivers any material, non-public information to a Buyer without such Buyer’s consent, each of Ocugen and Histogenics hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to Ocugen, Histogenics, any of the Ocugen Subsidiaries or Histogenics Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to Ocugen, Histogenics, any of the Ocugen Subsidiaries or Histogenics Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, none of Ocugen, Histogenics, the Ocugen Subsidiaries, the Histogenics Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that each of Ocugen and Histogenics shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by Ocugen or Histogenics in connection with any such press release or other public disclosure prior to its release). Except for the Form S-4 and the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, none of Ocugen, Histogenics or any of the Ocugen Subsidiaries or Histogenics Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. Upon receipt or delivery by Histogenics of any notice in accordance with the terms of this Agreement or any other Transaction Document, unless Histogenics has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to Histogenics or the Histogenics Subsidiaries, Histogenics shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that Histogenics believes that a notice contains material, nonpublic information relating to Histogenics or the Histogenics Subsidiaries, Histogenics so shall indicate to the Buyers contemporaneously with delivery of such notice, and in the absence of any such indication, the Buyers shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to Histogenics or the Histogenics Subsidiaries. As used herein, “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed in writing as to an earlier time by the Negotiating Investor, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed in writing as to an earlier time by the Negotiating Investor.

(k) Corporate Existence. So long as any Buyer beneficially owns any Securities, Histogenics shall maintain its corporate existence and shall not be party to any Fundamental Transaction (as defined in the Warrants) unless Histogenics is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(l) Reservation of Shares. Until the Reservation Date (as defined in the Warrants), Histogenics shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of Histogenics Common Stock equal to the

Required Reserve Amount. From and after such Reservation Date, Histogenics shall take all action necessary to have authorized, and reserved for the purpose of issuance, no less than the number of shares of Histogenics Common Stock necessary to effect the exercise of all of the Warrants then outstanding, without regard to any limitation on exercise included therein. If at any time the number of shares of Histogenics Common Stock authorized and reserved for issuance is not sufficient to meet the requirements set forth in this Section 5(l), Histogenics will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet Histogenics’ obligations under this Section 5(l), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of Histogenics in favor of an increase in the authorized shares of Histogenics Common Stock to ensure that the number of authorized shares is sufficient to meet the requirements set forth in this Section 5(l).

(m) Conduct of Business. The business of Ocugen, the Ocugen Subsidiaries, Histogenics and the Histogenics Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, FCPA and other applicable Anti-Bribery Laws, OFAC regulations and other applicable Sanctions Laws, and Anti-Money Laundering Laws.

(i) None of Ocugen, Histogenics, nor any of the Ocugen Subsidiaries, the Histogenics Subsidiaries or affiliates, directors, officers, employees, representatives or agents shall:

(a) conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws;

(c) use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws; or

(d) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(ii) Each of Ocugen and Histogenics shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and, in the case of Ocugen, the Ocugen Subsidiaries, and, in the case of Histogenics, the Histogenics Subsidiaries and their directors, officers, employees, agents representatives and affiliates with the Sanctions Laws and Anti-Bribery Laws.

(iii) During the Reporting Period, each of Ocugen and Histogenics will promptly notify the Buyers in writing if any of it, or, in the case of Ocugen, any of the Ocugen Subsidiaries, or in the case of Histogenics, any of the Histogenics Subsidiaries, or their affiliates, directors, officers, employees, representatives or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(iv) During the Reporting Period, each of Ocugen and Histogenics shall provide such information and documentation as the Buyers or any of their affiliates may require to satisfy compliance with the Anti-Money Laundering Laws, Sanctions Laws, or Anti-Bribery Laws.

(v) The covenants set forth above shall be ongoing during the Reporting Period. During the Reporting Period, each of Ocugen and Histogenics shall promptly notify the Buyers in writing should it become aware (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. During the Reporting Period, each of Ocugen and Histogenics shall also promptly notify the Buyers in writing should they become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of the Anti-Money Laundering Laws, Sanctions Laws, and Anti-Bribery Laws.

(n) Additional Issuances of Securities.

(i) For purposes of this Agreement, the following definitions shall apply.

(1) ”Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Ocugen Common Stock or Histogenics Common Stock.

(2) ”Options” means any rights, warrants or options to subscribe for or purchase Ocugen Common Stock, Histogenics Common Stock or Convertible Securities.

(3) ”Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) From the date hereof until the date that is ninety (90) calendar days after the earliest of (x) such time as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (y) the one (1) year anniversary of the Closing Date, and (z) the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC; provided, that this clause (z) shall only apply if there are no Cutback Shares (as defined in the Registration Rights Agreement) arising from the Initial Registration Statement (the “Trigger Date”), Histogenics shall not, directly or indirectly, file any registration statement or any amendment or supplement thereto other than (A) the Form S-4, (B) registration statements after the effective date of the Merger with respect to the issuance or resale of any Excluded Securities (as defined in the Series A Warrants) ((A) through (B), including any amendments or supplements thereto provided that the registration statements referenced in clauses (A) through (B)

shall not register pursuant to any amendment or supplement thereto a greater number of shares of Histogenics Common Stock as being contemplated on the date hereof (as such number of shares of Histogenics Common Stock may be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof), collectively, “Exempt Registration Statements”), or cause any registration statement other than the Exempt Registration Statements to be declared effective by the SEC, or grant any registration rights to any Person that can be exercised prior to such time as set forth above, other than pursuant to the Registration Rights Agreement. From the date hereof until the Trigger Date, neither Ocugen nor Histogenics shall, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or, in the case of Ocugen, the Ocugen Subsidiaries’, and in the case of Histogenics, the Histogenics Subsidiaries’ debt, equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Ocugen Common Stock, Histogenics Common Stock or Common Stock Equivalents, including, without limitation, any rights, warrants or options to subscribe for or purchase Ocugen Common Stock or Histogenics Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Ocugen Common Stock or Histogenics Common Stock at a price which varies or may vary with the market price of the Ocugen Common Stock or Histogenics Common Stock, including by way of one or more reset(s) to any fixed price (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), (2) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby Ocugen or Histogenics may issue securities at a future determined price or (3) be party to any solicitations, negotiations or discussions with regard to the foregoing.

(iii) The restrictions contained in Section 5(n)(ii) shall not apply to any issuance or proposed issuance of any Excluded Securities.

(o) Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if Histogenics shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if Histogenics has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and Histogenics shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), Histogenics shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (prorated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 5(o) are referred to herein as

“Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event Histogenics fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full.

(p) Notice of Disqualification Events. Each of Ocugen and Histogenics will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Ocugen Covered Person or Histogenics Covered Person, respectively, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Ocugen Covered Person or Histogenics Covered Person, respectively.

(q) FAST Compliance. While any Warrants are outstanding, Histogenics shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(r) Lock-Up. Notwithstanding anything to the contrary set forth in the SPA Lock-Up Agreements, the Merger Agreement or the lock-up agreements to be entered into pursuant to the Merger Agreement, a form of which is attached as Exhibit D to the Merger Agreement and filed as Exhibit 2.4 to Histogenics’ Current Report on Form 8-K filed with the SEC on April 8, 2019, (each, a “Merger Lock-Up Agreement,” and together with the SPA Lock-Up Agreements, the “Lock-Up Agreements”), Histogenics shall not amend, modify, waive or terminate any provision of (i) any of the Lock-Up Agreements, or (ii) any provision of the Merger Agreement relating to the Merger Lock-Up Agreements, except, in each case, to extend the term of the Lock-Up Period (as defined in each of the SPA Lock-Up Agreements and the Merger Lock-Up Agreements). Histogenics shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, Histogenics shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Lock-Up Agreement.

(s) Variable Securities. So long as any Warrants remain outstanding, Ocugen, Histogenics, each Ocugen Subsidiary and each Histogenics Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which Ocugen, Histogenics, any Ocugen Subsidiary or any Histogenics Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Ocugen Common Stock or Histogenics Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Ocugen or Histogenics or the market for the Ocugen Common Stock or Histogenics Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby Ocugen, Histogenics, any Ocugen Subsidiary or any Histogenics Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against Ocugen, Histogenics, the Ocugen Subsidiaries and the Histogenics Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages for an actual breach of this Section 5(s).

(t) Authorized Share Increase. Histogenics shall solicit its stockholders’ approval to increase the authorized shares of Histogenics to 200,000,000 shares of Histogenics Common Stock (the “Share Increase” and Histogenics’ stockholders’ approval of the Share Increase, the “Share Increase Approval”) at the same time Histogenics solicits its stockholders’ approval of the Merger (as defined in Section 7(iv)) and Histogenics shall use its commercially reasonable efforts to obtain the Share Increase Approval, including, without limitation, causing Histogenics’ board of directors to recommend to Histogenics’ stockholders that they approve the Share Increase. For the avoidance of doubt, if Histogenics’ stockholders do not approve the Share Increase at the special meeting of stockholders, Histogenics shall not, unless otherwise required pursuant to Section 5(l) and the Warrants, be obligated to solicit the Share Increase Approval at any additional meetings of the Histogenics stockholders.

(u) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, Histogenics agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set (which may be solely in electronic format) of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 8 hereof or otherwise.

(v) Adjustments to Options and Convertible Securities. Following the Warrant Closing and so long as any Warrants are outstanding, Histogenics shall not permit any change in the purchase price provided for in any Options (as defined in the Series A Warrants), the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities (as defined in the Series A Warrants), or the rate at which any Convertible Securities (as defined in the Series A Warrants) are convertible into or exercisable or exchangeable for shares of Histogenics Common Stock.

6. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. Histogenics shall maintain at its principal executive offices (or such other office or agency of Histogenics as it may designate by notice to each holder of Securities), a register for the Warrants in which Histogenics shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. Histogenics shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. Histogenics shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in a form reasonably acceptable to the parties and the Transfer Agent (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Exchange Shares issued in exchange of the Additional Common Shares and the Warrant Shares upon delivery of a Capacity Notice or upon exercise of the Warrant, as applicable, in such amounts as specified from time to time by each Buyer to Histogenics upon delivery of a Capacity Notice or upon exercise of the Warrants, as applicable. Histogenics warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by Histogenics to its Transfer Agent, and that the Securities shall otherwise be freely transferable on the books and records of Histogenics as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), Histogenics shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. Histogenics acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, Histogenics acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by Histogenics of the provisions of this Section 6(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7. CONDITIONS TO OCUGEN’S OBLIGATION TO SELL AND HISTOGENICS’ OBLIGATION TO ISSUE.

The obligation of Ocugen hereunder to issue and sell the Common Shares at the Closing and the obligation of Histogenics hereunder to issue the Warrants at the Warrant Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each of Ocugen’s and Histogenics’ sole benefit and may be waived by Ocugen and/or Histogenics at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to Ocugen.

(ii) Such Buyer shall have delivered to Ocugen the Purchase Price (less, in the case of the Negotiating Investor, the amounts withheld pursuant to Section 5(h) and less, in the case of any electing Buyer as described in Section 1(e), any Outstanding Amount pursuant to such Buyer’s, or such Buyer’s affiliate, Note surrendered to Ocugen pursuant to Section 1(e)), for the Common Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by Ocugen.

(iii) The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) All conditions precedent to the closing of the merger (the “Merger”) contained in the Merger Agreement shall have been satisfied or waived.

8. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing Ocugen with prior written notice thereof:

(i) Ocugen shall have duly executed and delivered to such Buyer (A) each of the Ocugen Transaction Documents and (B) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) Histogenics shall have duly executed and delivered to such Buyer each of the Histogenics Transaction Documents.

(iii) Such Buyer shall have received the opinion of Morgan, Lewis & Bockius LLP, Ocugen’s outside counsel, dated as of the Closing Date, in the form attached hereto as Exhibit E.

(iv) Such Buyer shall have received the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Histogenics’ outside counsel, dated as of the Closing Date, in the form attached hereto as Exhibit F.

(v) Histogenics shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions in escrow to be released upon the effectiveness of the Merger, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.

(vi) Each of Ocugen and Histogenics shall have delivered to such Buyer a certificate evidencing the formation and good standing of Ocugen and Histogenics in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days of the Closing Date.

(vii) Each of Ocugen and Histogenics shall have delivered to such Buyer a certified copy of the Ocugen Certificate of Incorporation and the Histogenics Certificate of Incorporation, respectively, as certified by the Secretary of State (or comparable office) of its jurisdiction of formation within ten (10) calendar days of the Closing Date.

(viii) Each of Ocugen and Histogenics shall have delivered to such Buyer a certificate, executed by its Secretary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) or Section 4(b), respectively, as adopted by its Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Ocugen Certificate of Incorporation or the Histogenics Certificate of Incorporation, respectively, and (iii) the Ocugen Bylaws and Histogenics Bylaws, respectively, each as in effect at the Closing, in the form attached hereto as Exhibit G.

(ix) The representations and warranties of each of Ocugen and Histogenics shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and each of Ocugen and Histogenics shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date. Such Buyer shall have received certificates, executed by the Chief Executive Officer of each of Ocugen and Histogenics, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

(x) Each Merger Lock-Up Agreement delivered in connection with the Merger Agreement shall remain in full force and effect and be binding on the signatory thereto.

(xi) Each of Ocugen and Histogenics shall have delivered to such Buyer a lock-up agreement, in the form attached hereto as Exhibit I (collectively, the “SPA Lock-Up Agreements”), executed by each officer, director and holder of greater than three (3%) percent of Ocugen Common Stock immediately prior to the consummation of the Merger.

(xii) Histogenics shall have delivered to such Buyer a letter from its Transfer Agent certifying the number of shares of Histogenics Common Stock outstanding as of a date within five (5) calendar days of the Closing Date.

(xiii) The proposed Merger between Ocugen and Histogenics shall occur immediately following the Closing and the Histogenics Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements or initial listing requirements of the Principal Market.

(xiv) Each of Ocugen and Histogenics shall have obtained all stockholder, governmental, regulatory or other third party consents and approvals, including, without limitation, approval of the Principal Market, necessary for the completion of the Merger and the sale of the Securities, including, without limitation, in the case of Histogenics, any and all stockholder approval required by the Principal Market with respect to the issuances of the Warrants and the Warrant Shares in full upon exercise of the Warrants without giving effect to any limitation on the exercise of the Warrants set forth therein.

(xv) All conditions precedent to the closing of the Merger contained in the Merger Agreement shall have been satisfied or waived.

(xvi) The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and shall not be subject to any stop order or proceeding (or threatened proceeding by the SEC) seeking a stop order with respect to the Form S-4 that has not been withdrawn.

(xvii) The Securities Escrow Agreement, in a form acceptable to the Buyers, shall have been executed and delivered to such Buyer by the other parties thereto.

(xviii) Ocugen shall have issued the Additional Common Shares in escrow in the name of the Escrow Agent in accordance with the terms of the Securities Escrow Agreement.

(xix) Such Buyer shall have received Ocugen’s wire instructions on Ocugen’s letterhead duly executed by an authorized executive officer of Ocugen.

(xx) Each of Ocugen and Histogenics shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xxi) Histogenics shall have effected a reverse stock split with respect to the Histogenics Common Stock such that the Weighted Average Price (as defined in the Warrants) as of the Trading Day (as defined in the Warrants) immediately preceding the Closing shall be no less than $10.00 per share on an as adjusted basis giving effect to such reverse stock split.

9. TERMINATION.

(a) In the event that the Closing shall not have occurred with respect to a Buyer on or before September 30, 2019 due to Ocugen’s, Histogenics’ or such Buyer’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the Buyer, if such Buyer is the nonbreaching party, or Ocugen, if Ocugen is the nonbreaching party, shall have the option to terminate this Agreement with respect to such Buyer, if such Buyer is the breaching party, or with respect to Ocugen and Histogenics, if Ocugen or Histogenics are the breaching party, at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

(b) In the event the Merger Agreement is terminated at any point prior to the Closing, the Buyers shall have the option to terminate this Agreement by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

(c) If this Agreement is terminated pursuant to this Section 9, Ocugen shall remain obligated to reimburse the Negotiating Investor or its designee(s), as applicable, for the expenses described in Section 5(h) above.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. In addition to, but not in limitation of, any other rights of a Buyer hereunder, if (a) this Agreement is placed in the hands of an attorney for collection of any indemnification or other obligation hereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or a Buyer otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (b) there occurs any bankruptcy, reorganization, receivership of Ocugen or Histogenics or other proceedings affecting Ocugen’s or Histogenics’ creditors’ rights and involving a claim under this Agreement, then Ocugen or Histogenics, as applicable, shall pay the costs incurred by such Buyer for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Ocugen, Histogenics, their affiliates and Persons acting on their behalf, on the one hand, and the Buyers, their affiliates and Persons acting on their behalf, on the other hand, with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Ocugen, Histogenics nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by Ocugen, Histogenics and the holders of at least a majority of the aggregate amount of Securities issued and issuable hereunder and under the Warrants (without regard to any restriction or limitation on the exercise of the Warrants or the delivery of the Exchange Shares issued in exchange of Additional Common Shares contained therein or herein) (the “Required Holders”), and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, Ocugen and Histogenics; provided that any amendment to Section 5(h) or this sentence shall require the consent of the Negotiating Investor. No provisions hereto may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. Neither Ocugen nor Histogenics has, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of Ocugen and Histogenics confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to Ocugen or Histogenics or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to Ocugen:

Ocugen, Inc.

5 Great Valley Parkway, Suite # 160

Malvern, Pennsylvania 19355

Telephone: (484) 328-4753

Attention: Shankar Musunuri

Email: shankar.musunuri@ocugen.com

With a copy (for informational purposes only) to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Telephone: (215) 963-5000

Attention: Stephen A. Jannetta

Email: stephen.jannetta@morganlewis.com

If to Histogenics:

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, Massachusetts

Telephone: (781) 547-7900

Attention: President

Email: agridley@histogenics.com

With a copy (for informational purposes only) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, Massachusetts 02210

Telephone: (617) 648-9100

Attention: Marc F. Dupré and Albert W. Vanderlaan

Email: mdupre@gunder.com; avanderlaan@gunder.com

If to the Escrow Agent:

The Bank of New York Mellon

Corporate Trust Administration

240 Greenwich Street

New York, NY 10286

Attention: Escrow Unit

If to the Transfer Agent:

Broadridge Corporate Issuer Solutions, Inc. 1717 Arch St., Suite 1300

Philadelphia, PA 19036

Telephone: 978-735-4570

Attention: Corporate Actions Department

With a copy (which shall not constitute notice) to:

Broadridge Financial Solutions, Inc.

2 Gateway Center

Newark, New Jersey 07102,

and a copy via email to legalnotices@broadridge.com

in each case, Attention: General Counsel

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

E-mail: eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. Neither Ocugen nor Histogenics shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless Histogenics is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants and other than the Merger in accordance with the terms and conditions of the Merger Agreement). A Buyer may assign some or all of its rights hereunder without the consent of Ocugen or Histogenics, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) Third Party Beneficiaries. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Buyers in Section 2, the representations and warranties of Ocugen in Section 3 and the representations and warranties of Histogenics in Section 4. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of Ocugen and Histogenics with respect to Section 10(k) and as otherwise set forth in this Section 10(h).

(i) Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of Ocugen, Histogenics and the Buyers contained in Sections 2, 3 and 4, and the agreements and covenants set forth in Sections 5, 6 and 10 shall survive the Closing. Each Buyer, and each of Ocugen and Histogenics, shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of Ocugen’s other obligations under the Transaction Documents, Ocugen shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Ocugen in the Transaction Documents or any other certificate, instrument or document of Ocugen contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Ocugen contained in the Transaction Documents or any other certificate, instrument or document of Ocugen contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Ocugen or Histogenics) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii)

any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 5(j), or (iv) the status of such Buyer or holder of the Securities as an investor in Ocugen pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by Ocugen may be unenforceable for any reason, Ocugen shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(i) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(ii) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of Histogenics’ other obligations under the Transaction Documents, Histogenics shall defend, protect, indemnify and hold harmless the Indemnitees from and against any and all Indemnified Liabilities incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Histogenics in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Histogenics contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of Ocugen, if following the Effective Time (as defined in the Merger Agreement), or Histogenics) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 5(j), or (iv) the status of such Buyer or holder of the Securities as an investor in Histogenics pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by Histogenics may be unenforceable for any reason, Histogenics shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k)(ii) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of Ocugen and Histogenics recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. Each of Ocugen and Histogenics therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and either Ocugen or Histogenics does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to Ocugen or Histogenics, as applicable, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that Ocugen or Histogenics makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Ocugen or Histogenics, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each of Ocugen and Histogenics acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and neither Ocugen nor Histogenics shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and each of Ocugen and Histogenics acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each of Ocugen and Histogenics acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer, Ocugen and Histogenics have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer

IN WITNESS WHEREOF, each Buyer, Ocugen and Histogenics have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

HISTOGENICS CORPORATION

By:	/s/ Adam Gridley
Name: Adam Gridley
Title: President

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address, Facsimile Number and E-mail	Number of Initial Common Shares	Number of Additional Common Shares	Purchase Price	Legal Representative’s Address, Facsimile Number and E-mail
TOTAL				$

EXHIBITS

Exhibit A	Form of Securities Escrow Agreement
Exhibit B-1	Form of Series A Warrants
Exhibit B-2	Form of Series B Warrants
Exhibit B-3	Form of Series C Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Capacity Notice
Exhibit E	Form of Opinion of Ocugen’s Counsel
Exhibit F	Form of Opinion of Histogenics’ Counsel
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Officer’s Certificate
Exhibit I	Form of SPA Lock-Up Agreement

SCHEDULES

Ocugen Disclosure Schedules

Schedule 3(a)	Subsidiaries
Schedule 3(b)	Authorization; Enforcement; Validity
Schedule 3(d)	No Conflicts
Schedule 3(e)	Consents
Schedule 3(k)	Absence of Certain Changes
Schedule 3(m)	Conduct of Business; Regulatory Permits
Schedule 3(p)	Transactions with Affiliates
Schedule 3(q)	Equity Capitalization
Schedule 3(r)	Indebtedness and Other Contracts
Schedule 3(s)	Absence of Litigation
Schedule 3(w)	Intellectual Property Rights
Schedule 3(aa)	Internal Accounting

Histogenics Disclosure Schedules

Schedule 4(a)	Subsidiaries
Schedule 4(e)	Consents
Schedule 4(j)	Equity Capitalization
Schedule 4(m)	Registration Rights
Schedule 4(n)	Manipulation of Price